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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


              We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-00353, No. 333-00355, No. 333-00925, No. 33-15116, No. 333-18125, No. 333-21959, No. 33-15117, No.
33-23856, No. 33-29215, No. 33-29216, No. 33-37579, No. 33-37580, No. 33-45986,
No. 33-50737, No. 33-58437, No. 33-58869, No. 33-58871, and No. 33-59600) of
Raychem Corporation of our report dated July 16, 1997, appearing on page 17 of the 1997 Annual Report to the Stockholders, portions of which are incorporated as Exhibit 13 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, listed in Item 14(a)(2) of this Form 10-K.


/s/  PRICE WATERHOUSE LLP

San Jose, California
September 22, 1997